Exhibit 1.1

STATEMENT TO AMEND AND RESTATE

CERTIFICATE OF LIMITED PARTNERSHIP OF

TEEKAY OFFSHORE PARTNERS L.P.

UNDER SECTION 19 OF THE

LIMITED PARTNERSHIP ACT

The undersigned, Edith Robinson, authorized person of ALTERA INFRASTRUCTURE GP L.L.C., a Marshall Islands limited liability company and the general partner of TEEKAY OFFSHORE PARTNERS L.P., a limited partnership formed under the laws of the Republic of the Marshall Islands, for the purpose of amending and restating the Certificate of Limited Partnership of said limited partnership pursuant to Section 19 of the Limited Partnership Act, hereby certifies that:

1.	The name of the limited partnership is: TEEKAY OFFSHORE PARTNERS L.P.

2.	The certificate of limited partnership was filed with the Registrar of Corporations on August 31, 2006.

3.	The section(s) to be amended by the Amended and Restated Certificate of Limited Partnership is/are: Sections 1 and 3. A new Section 4 is also added.

4.	The Certificate of Limited Partnership is hereby replaced by the Amended and Restated Certificate of Limited Partnership attached hereto.

5.	This Amended and Restated Certificate of Limited Partnership was authorized by any and all actions required under the Limited Partnership Agreement.

6.	This Amended and Restated Certificate of Limited Partnership shall be effective as of 12:01AM New York time on March 24, 2020.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Limited Partnership on this 23rd day of March, 2020.

ALTERA INFRASTRUCTURE GP L.L.C.,
as general partner,

By:	/s/ Edith Robinson
Edith Robinson
Authorized Person

AMENDED AND RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP OF

TEEKAY OFFSHORE PARTNERS L.P.

1.	The name of the limited partnership (the “Partnership”): ALTERA INFRASTRUCTURE L.P.

2.

The registered address of the Partnership in the Marshall Islands is Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960.  The name of the Partnership’s registered agent in the Marshall Islands upon whom process may be served at such address is The Trust Company of the Marshall Islands, Inc.

3.	The name and the business, residence or mailing address of the general partner is:

Name:	ALTERA INFRASTRUCTURE GP L.L.C.
Address:	4th Floor, Belvedere Building
69 Pitts Bay Road
Pembroke, HM 08
Bermuda

4.

The Partnership will comply with all applicable provisions of the Republic of the Marshall Islands Limited Partnership Act, including retention, maintenance, and production of accounting, partner, and beneficial owner records in accordance with section 32 of the Republic of the Marshall Islands Limited Partnership Act.